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Exhibit 23.0             Consent of Independent Auditors

          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34642) pertaining to the Amended and Restated Advanced Lighting Technologies, Inc. 1995 Incentive Award Plan of our report dated September 26, 1996 with respect to the consolidated financial statements of Advanced Lighting Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 1996.

                                                Ernst & Young, LLP



Cleveland, Ohio
September 26, 1996




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